UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2009

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Items

On March 24, 2009, Basic Earth Science Systems, Inc. (the "Company") announced plans to resume the share buy back program initiated in November of 2008.  The program had been suspended due to the proposed exchange offer by FieldPoint Petroleum Corporation ("FieldPoint") on January 14, 2009.  On March 16, 2009, the exchange offer was terminated by FieldPoint.  The Company issued a press release commenting on the termination of the exchange offer, and a copy of the press release is attached hereto as Exhibit 99.1.

On March 25, 2009, the Company announced the progress of and updates to the Wil E. Coyote 9-2H well, as operated by Panther Energy Company.  A copy of the press release is attached hereto as Exhibit 99.2.

On April 2, 2009, the Company reported on the drilling of a new horizontal well, the Halvorsen-State 31X-36, in Richland County, Montana.  A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 - Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 24, 2009
99.2	Press Release dated March 25, 2009
99.3	Press Release dated April 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: April 7, 2009	By: /s/ Ray Singleton
Ray Singleton, President